Exhibit 107

Calculation of Filing Fee Tables

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
(Form Type)

Trump Media & Technology Group Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share	457(o)	(1)	(2)	(2)
Fees to Be Paid	Equity	Preferred stock, par value $0.0001 per share	457(o)	(1)	(2)	(2)
Fees to Be Paid	Debt	Debt securities	457(o)	(1)	(2)	(2)
Fees to Be Paid	Other	Warrants	457(o)	(1)	(2)	(2)
Fees to Be Paid	Other	Rights	457(o)	(1)	(2)	(2)
Fees to Be Paid	Other	Units	457(o)	(1)	(2)	(2)
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(2)	$12,000,000,000 (3)	$153.10 per $1,000,000	$1,837,200.00 (3)
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share, offered by the selling stockholders	Other (4)	84,657,181	$21.07 (4)	$1,783,726,803.67 (4)	$153.10 per $1,000,000	$273,088.57
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—
	Total Offering Amounts					$13,783,726,803.67		$2,110,288.57
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$2,110,288.57

(1)
There are being registered hereunder such indeterminate number of shares of common stock, par value $0.0001 per share, of the registrant (the “Common Stock”), such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase Common Stock, preferred stock or debt securities, such indeterminate number of units to purchase Common Stock, preferred stock, debt securities, rights or warrants as shall have an aggregate initial offering price not to exceed $12,000,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $12,000,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered also include such indeterminate amount of all securities previously issued hereunder. The securities registered also include such indeterminate number of shares of Common Stock, preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of Common Stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of Item 16(b) of Form S-3 under the Securities Act.

(3)
Estimated pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $12,000,000,000. Separate consideration may or may not be received for securities that are issuable on conversion, redemption, exchange, exercise or settlement of other securities.

(4)
Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $21.07, which is the average of the high and low prices for the registrant’s Common Stock on the Nasdaq Global Market on June 2, 2025, which date is within five business days prior to the filing of this registration statement.